SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OPPENHEIMER HOLDINGS INC.

(Exact name of Issuer as Specified in its Charter)

Canada     98-0080034

(State or Other Jurisdiction of    (I.R.S. Employer

Incorporation or Organization)    Identification No.)

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada  M4R 1K8

(Address, including zip code, of registrant’s principal executive office)

OPPENHEIMER & CO. INC. 401(K) PLAN

(Full title of the plan)

Elaine K. Roberts

Oppenheimer Holdings Inc.

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Proposed

Proposed

maximum

maximum

Amount of

Title of Securities

Amount to

offering price

aggregate

registration

to be Registered (1)

be registered

per share (1)

offering price

        fee (1)

Class A non-voting

180,000

$18.60

$3,348,000

$394.06

shares

(1)

Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Common Stock being registered have been based on the average of the high and low prices of the Common Stock as reported by The New York Stock Exchange on October 28, 2005.

EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the “Class A Shares”) of Oppenheimer Holdings Inc., a Canadian corporation (the “Company”), to be offered and sold to the Oppenheimer & Co. Inc. 401(k) Plan (the “Plan”). A registration statement (the “Plan Registration Statement”) relating to Class A Shares to be offered and sold to the Plan was filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2003  (No. 333-101841).

On May 9, 2005, the Class A and Class B shareholders voted to approve increasing the number of Class A Shares of the Company available to the Plan at the closing price per share on the New York Stock Exchange of the Class A Shares on the date of issue by 180,000 shares.

In accordance with General Instruction E to Form S-8, the Plan Registration Statement is incorporated herein by reference and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on this 28th day of October, 2005.

OPPENHEIMER HOLDINGS INC.

(Registrant)

By: /s/ E. K. Roberts

      E. K. Roberts,

      President, Treasurer,

      Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ A. G. Lowenthal

Chairman of the Board,

October 28, 2005

A. G. Lowenthal

Chief Executive Officer,

Director

/s/ E. K. Roberts

President, Treasurer,

October 28, 2005

E. K. Roberts

Chief Financial Officer,

Director

/s/A. W. Oughtred

Secretary, Director

October 28, 2005

A. W. Oughtred

/s/J. L. Bitove

Director

October 28, 2005

J.L. Bitove

/s/R. Crystal

Director

October 28, 2005

R. Crystal

/s/K. W. McArthur

Director

October 28, 2005

K.W. McArthur

____________

Director

October 28, 2005

B. Winberg

Pursuant to the requirements of the Securities Act of 1933, as amended the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of October, 2005.

OPPENHEIMER & CO. INC. 401(k) PLAN

BY: /s/ A.G. Lowenthal

A.G. Lowenthal, as Chairman and CEO of

Oppenheimer & Co. Inc., the Plan Adminstrator

BY:/s/ R. Neuhoff

R. Neuhoff, as Executive Vice-President of

Oppenheimer & Co. Inc., the Plan Adminstrator

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and are hereby incorporated herein by reference to the pertinent prior filing.

Exhibit No.	Description of Exhibit	Sequentially Numbered Page
4(a)	Articles of Incorporation of Oppenheimer Holdings Inc., (formerly known as Fahnestock Viner Holdings Inc.) (previously filed as an exhibit to Form 10-Q for quarterly period ended June 30, 2005).	*
4(b)

Oppenheimer & Co. Inc. 401(k) Plan (formerly  known as  Fahnestock & Co. Inc. 401(k) Plan) (including Trust Provisions) (previously filed as an exhibit to the Company’s registration statement on Form S-8 (no.333-22459)).

*
5	Opinion of Borden Ladner Gervais LLP regarding the legality of any original issuance of common stock being registered.
23(a)	Consent of PricewaterhouseCoopers LLP
23(b)	Consent of PricewaterhouseCoopers LLP (401(k) Plan)
23(c)	Consent of Borden Ladner Gervais LLP (included in Exhibit 5)
24	Power of Attorney (included on the signature pages of the registration statement)
99

Financial Statements and Supplemental Information for the Oppenheimer & Co. Inc. 401(k) Plan for the year ended December 31, 2004 (previously filed as an exhibit to the Plan’s annual report on Form 11-K for the plan year ended December 31, 2004))

*